UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2013

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 of this Current Report on Form 8-K, at Old Line Bancshares, Inc.’s (the “Company”) annual meeting of stockholders held on August 15, 2013 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Old Line Bancshares, Inc. 2010 Equity Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock), authorized for issuance thereunder by 450,000 shares.

The purpose of the Plan is to advance the interests of the Company by providing directors and selected employees of its subsidiary Old Line Bank (the “Bank”), the Company, and their affiliates with the opportunity to acquire shares of Common Stock.  By encouraging stock ownership, the Company seeks to: attract, retain and motivate the best available personnel for positions of substantial responsibility; provide additional incentive to directors and selected employees of the Company, the Bank and their affiliates to promote the success of the business as measured by the value of its shares; and generally increase the commonality of interests among directors, employees, and other stockholders.

The Plan permits the granting of stock options (including incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986 (the “Code”) and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards and other stock-based awards, or any combination of the foregoing.

All of the Company’s, the Bank’s and their affiliates’ employees, including executive officers, non-employee directors, and all other individuals providing bona fide services to or for the Company, the Bank or an affiliate, such as consultants and independent contractors, are eligible to receive grants of awards under the Plan.

The maximum number of shares of the Common Stock that may be issued with respect to awards granted under the Plan is 700,000 plus (i) any shares of Common Stock that are available under the Old Line Bancshares, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) as of its termination date and (ii) shares of Common Stock subject to options granted under the 2004 Plan that expire or terminate without having been fully exercised.  This number of shares of Common Stock with respect to which awards may be issued under the Plan may be adjusted to reflect any changes in the outstanding Common Stock, such as pursuant to a stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination or similar occurrence, as described in the Plan.   If an option expires or terminates without having been fully exercised, or if shares of restricted stock are forfeited, then the unissued shares of Common Stock that had been subject to the award will be available for the grant of additional awards under the Plan.

The Plan provides that the aggregate fair market value, as of the date an option is granted under the Plan, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all incentive stock option plans, as defined in Section 422 of Code, of the Company, or any parent or subsidiary of the Company), may not exceed $100,000 or such other dollar limitation as may be provided in the Code.  Options may be granted in excess of the foregoing limitations at the discretion of the Board, however, in which case such options granted in excess of such limitation will be non-qualified stock options.

The Plan is administered by Company’s the Board of Directors or a committee appointed by the board (the “Administrator”).  Currently, the Compensation Committee of the Board of Directors is the Administrator.  In addition, as permitted by applicable law, the Board may authorize an officer or officers of the Company to grant awards under the Plan, other than stock awards, to other officers and employees of the Company and its affiliates, who serve as the Administrator of the Plan to the extent authorized.

The Board of Directors may amend or terminate the Plan or any portion thereof at any time, but no amendment or modification may impair the rights of any grantee under any outstanding award without his or her consent.  However, the Board of Directors may not amend or modify the Plan or any portion thereof without the approval of the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations.  Furthermore, the Administrator may not amend or modify any award if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the Plan.  In addition, the Administrator may not make any modifications, amendments, extensions or renewals of outstanding awards without the consent of the affected award holder if such action would materially adversely affect any outstanding award.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting the Company’s stockholders voted on the following matters:

(1)	To elect four directors to serve for a three year term ending at the annual meeting of stockholders to be held in 2016, and until their successors are duly elected and qualified.

	Votes	Votes	Broker
	For	Withheld	Non-Votes

James W. Cornelsen	6,965,985	115,656	1,537,986
James F. Dent	6,584,577	497,064	1,537,986
Jeffrey A. Rivest	6,965,790	115,851	1,537,986
Carla Hargrove McGill	6,953,704	127,937	1,537,986

To elect two directors to serve the remainder of a three year term ending at the annual meeting of stockholders to be held in 2015, and until their successors are duly elected and qualified.

	Votes	Votes	Broker
	For	Withheld	Non-Votes

William J. Harnett	6,896,723	184,918	1,537,986
Michael J. Sullivan	6,900,373	181,268	1,537,986

(2)	To ratify the appointment of Dixon Hughes Goodman, LLP as independent public accountants to audit the Company’s financial statements for 2013.

Votes For	8,486,775
Votes Against	111,156
Abstentions	21,696
Broker Non-Votes	0

(3)
To approve Articles of Amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 15,000,000 shares to 25,000,000 shares.

Votes For	8,036,148
Votes Against	470,216
Abstentions	113,263
Broker Non-Votes	0

(4)	To approve an amendment to the Old Line Bancshares, Inc. 2010 Equity Incentive Plan to increase by 450,000 the number of shares of common stock issuable under the Plan.

Votes For	5,816,284
Votes Against	1,196,194
Abstentions	69,163
Broker Non-Votes	1,537,986

(5)	To approve a non-binding advisory proposal to approve the compensation of the Company’s named executive officers.

Votes For	6,759,470
Votes Against	175,836
Abstentions	146,335
Broker Non-Votes	1,537,986

(6)	To approve a non-binding advisory proposal regarding the frequency with which stockholders should vote on the compensation of the Company’s named executive officers.

Every Year	6,772,142
Every 2 Years	67,211
Every 3 Years	140,832
Abstain	101,456
Broker Non-Votes	0

For proposal 6, the Company’s Board of Directors recommended an advisory vote frequency of “Every Year” for future non-binding advisory resolutions to approve the compensation of our named executive officers, and such frequency received the highest number of votes cast on the frequency proposal at the Annual Meeting.  As a result, in accordance with the direction of the Board of Directors, the Company will hold future non-binding advisory votes on the compensation of its named executive officers every year, at least until the next required vote on the frequency of stockholder votes on the compensation of our named executive officers.  A stockholder advisory vote on the frequency of stockholder advisory votes on the compensation paid to the Company’s named executive officers is required to be held at least once every six years.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.30
Old Line Bancshares, Inc. 2010 Equity Incentive Plan (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on July 12, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: August 21, 2013	By:	/s/Mark A. Semanie
Mark A. Semanie, Executive Vice President
Chief Operating Officer and
Acting Chief Financial Officer